Exhibit 10.19

 CERTAIN PERSONAL INFORMATION IN THIS EXHIBIT, MARKED BY ***,
HAS BEEN REDACTED PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K.

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 15, 2026 (the “Effective Date”), by and between:

SELLER:

Lakeside Holding Limited, a Nevada corporation, with its registered office at 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143 (the “Seller”);

and

BUYER:

*** (the “Buyer”).

Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the sole legal and beneficial owner of 100% of the issued and outstanding shares of American Bear Logistics Corp., a Illinois corporation (the “Company”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller’s right, title and interest in and to the shares of the Company, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the board of directors of Seller has approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1. DEFINITIONS AND INTERPRETATION

1.	Definitions

In this Agreement, unless the context otherwise requires:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, or Hong Kong or Nevada are required or authorized by law or executive order to be closed.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Governmental Authority” means any federal, national, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Liabilities” means any and all debts, liabilities, commitments and obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with applicable accounting standards.

“Material Adverse Effect” means any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise) or assets of the Company and the Subsidiaries, taken as a whole.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Purchase Price” has the meaning set forth in Section 2.2.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means 100% of the issued and outstanding shares of the Company.

“Subsidiaries” means, with respect to each of the Company, all subsidiaries, whether direct or indirect.

ARTICLE 2. PURCHASE AND SALE OF SHARES

2.	Purchase and Sale

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Shares.

3.	Purchase Price

The aggregate purchase price for the Shares shall be ONE UNITED STATES DOLLAR (US$1.00) (the “Purchase Price”).

4.	Payment of Purchase Price

At the Closing, Buyer shall pay the Purchase Price to Seller by wire transfer of immediately available funds to an account designated by Seller in writing at least two (2) Business Days prior to the Closing Date.

5.	Assumption of Liabilities

Buyer hereby agrees to assume, and shall be responsible for together with the Company, and Buyer hereby agrees to pay, perform and discharge together with the Company when due, all liabilities of the Company and their respective Subsidiaries of any nature whatsoever, whether arising before, on or after the Closing Date, whether absolute, contingent or otherwise, and whether or not disclosed to Buyer, including without limitation all indebtedness, accounts payable, accrued expenses, contractual obligations, contingent liabilities, and all other liabilities and obligations of any kind (the “Assumed Liabilities”). Seller shall have no obligation or liability with respect to any Assumed Liabilities from and after the Closing.

6.	Assignment of Intercompany Obligations

All intercompany receivables, payables, loans, advances, and other obligations between Seller (and its Affiliates other than the Company and the Subsidiaries) on the one hand, and the Company and the Subsidiaries on the other hand, are hereby assigned to and assumed by the Company at the Closing, and Seller and its Affiliates shall have no further rights or obligations with respect thereto.

ARTICLE 3. CLOSING

7.	Closing

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date that is the earlier of (a) May 31, 2026, or (b) the first Business Day following the signature date of this Agreement, or at such other time, date and place as Seller and Buyer may mutually agree in writing (the “Closing Date”).

Especially, all parties agree that the assets and liabilities of the Company and its Affiliates are subject to the financial data disclosed by the Company and its Affiliates on February 12, 2026. Since February 13, 2026, all rights and obligations of the Company and its Affiliates shall be borne by the Buyer.

8.	Closing Deliverables by Seller

At the Closing, Seller shall deliver all necessary documents, instruments and certificates as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

9.	Closing Deliverables by Buyer

At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) payment of the Purchase Price in accordance with Section 2.3; and

(b) such other documents, instruments and certificates as Seller may reasonably request to effect the transactions contemplated by this Agreement.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that:

10.	Organization and Good Standing

Seller is an exempted company duly incorporated, validly existing and in good standing under the laws of Nevada. The Company is a company duly incorporated, validly existing and in good standing under the laws of Illinois.

11.	Authority

Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

12.	Ownership of Shares

Seller is the sole legal and beneficial owner of the Shares and has good and valid title to the Shares. Upon delivery of the Shares to Buyer at the Closing and payment of the Purchase Price, Buyer will acquire good and valid title to the Shares.

13.	Capitalization

The Shares constitute all of the issued and outstanding shares of capital stock of the Company. All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

14.	No Conflicts

The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the organizational documents of Seller or the Company, or (b) conflict with or violate any Law applicable to Seller or the Company.

15.	Brokers

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

16.	Organization

Buyer is an individual.

17.	Authority

Buyer has all requisite corporate or similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

18.	Acknowledgment; As-Is Purchase

Buyer acknowledges and agrees that (a) Buyer is acquiring the Shares and the Company on an “as-is, where-is” basis, (b) Buyer has had full opportunity to conduct its own investigation and due diligence of the Company and their Subsidiaries, (c) except for the representations and warranties expressly set forth in Article 4, Seller makes no representations or warranties whatsoever, whether express, implied, statutory or otherwise, with respect to the Company, the Subsidiaries, the Shares, their businesses, assets, liabilities, operations, prospects, or any other matter, and (d) Buyer is not relying on any representations or warranties other than those expressly set forth in Article 4.

ARTICLE 6. DISCLAIMER OF WARRANTIES; NO INDEMNIFICATION

19.	Disclaimer

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE COMPANIES, THE SUBSIDIARIES, THE SHARES, THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS, FUTURE PERFORMANCE, OR ANY OTHER MATTER.

20.	No Indemnification

The Parties acknowledge and agree that, given the negative net asset values of the Company and Buyer’s assumption of all Liabilities of the Company and the Subsidiaries, neither Party shall have any indemnification obligations to the other Party under this Agreement. Buyer hereby waives any and all claims for indemnification, contribution, or reimbursement against Seller arising out of or relating to this Agreement, the Company, the Subsidiaries, or the transactions contemplated hereby, except for claims arising out of fraud or willful breach of the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.4.

ARTICLE 7. COVENANTS

21.	Conduct of Business

From the date of this Agreement until the Closing, Seller shall, and shall cause the Company and the Subsidiaries to, conduct their respective businesses in the ordinary course consistent with past practice, except as otherwise contemplated by this Agreement or consented to in writing by Buyer.

22.	Access to Information

From the date of this Agreement until the Closing, Seller shall afford Buyer and its representatives reasonable access during normal business hours to the books, records, personnel and properties of the Company and the Subsidiaries, subject to applicable Law and contractual confidentiality obligations.

23.	Regulatory Approvals and Consents

Each Party shall use its commercially reasonable efforts to obtain all consents, approvals and authorizations of, and to make all filings and notifications with, any Governmental Authority that may be necessary for the consummation of the transactions contemplated by this Agreement.

24.	Public Announcements

Seller and Buyer shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, except as may be required by applicable Law or stock exchange requirements (including the rules and regulations of the SEC or the New York Stock Exchange).

25.	Further Assurances

Following the Closing, each Party shall execute and deliver such additional documents, instruments and agreements and take such further actions as may be reasonably necessary to consummate or implement the transactions contemplated by this Agreement.

ARTICLE 8. GENERAL PROVISIONS

26.	Expenses

Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses.

27.	Notices

All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, sent by reputable overnight courier service, or sent by email with confirmation of receipt, addressed as follows:

If to Seller:

Lakeside Holding Limited

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

United States

If to Buyer:

***

Attention: ***

28.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter hereof.

29.	Amendments and Waivers

This Agreement may not be amended, modified or supplemented except by a written instrument signed by both Parties. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced.

30.	Assignment

This Agreement and the rights and obligations hereunder may not be assigned or transferred by either Party without the prior written consent of the other Party, except that Buyer may assign its rights and obligations hereunder to any of its Affiliates without the consent of Seller, provided that no such assignment shall relieve Buyer of its obligations hereunder.

31.	Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

32.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

33.	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be reformed to the extent necessary to make it valid, legal and enforceable while preserving its intent to the greatest extent possible.

34.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (including PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

35.	Third Party Beneficiaries

This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Share Purchase Agreement as of the date first written above.

SELLER:
LAKESIDE HOLDING LIMITED

By:
Name:	Long (Leo) Yi
Title:	Chief Financial Officer

BUYER:
***

By:
Name:	***